Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 28, 2005, with respect to the consolidated financial statements of Independence Community Bank Corp., Independence Community Bank Corp. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Independence Community Bank Corp, included in the Form 10-K for the year ended December 31, 2004:

Form S-8 No. 333-50987, pertaining to the Independence Community Bank
          401(k) Savings Plan in RSI Retirement Trust

Form S-8 No. 333-74055, pertaining to the 1998 Stock Option Plan

Form S-8 No. 333-85981, pertaining to the Stock Options Assumed in
          Acquisition of Broad National Bancorporation

Form S-8 No. 333-95767, pertaining to the Stock Options Assumed in
          Acquisition of Statewide Financial Corp.

Form S-8 No. 333-60204, pertaining to the Directors’ Fiscal 2002 Stock
          Retainer Plan

Form S-8 No. 333-83330, pertaining to the Directors’ Fee Plan

Form S-8 No. 333-106193, pertaining to the 2002 Stock Incentive Plan, as amended

Form S-3 No. 333-100897, pertaining to the common stock available for resale by Meridian Capital Group, LLC

Form S-8 No. 333-111562, pertaining to the stock options assumed in the acquisition of Staten Island Bancorp, Inc.

/s/ Ernst & Young LLP

New York, New York
March 7, 2005